Exhibit 4.3



NUMBER
                                  COMMON STOCK

                                                             CUSIP 553519 10 9


                               MSB FINANCIAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND



This Certifies that



is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

MSB FINANCIAL, INC. (the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. This security is not a deposit or account and is not federally insured or guaranteed.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to bear the facsimile signatures of its duly authorized officers and to be sealed with the facsimile of its corporate seal.


DATED





-----------------------------------                    -----------------------
                         Secretary                     President



                      [Seal]

     The shares represented by this certificate are issued subject to all the provisions of the articles of incorporation and bylaws of MSB Financial, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     The Corporation's articles of incorporation provide that no "person" (as defined in the certificate of incorporation) who "beneficially owns" (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the articles of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

     The Corporation's articles of incorporation also include a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain business combinations (as defined in the articles of incorporation) between the Corporation and a 10% or more Stockholder. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the articles of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


                                    UNIF GIFT MIN ACT      Custodian
                                                    --------       ---------
                                                    (Cust)         (Minor)
                                              Under Uniform Gift to Minors
                                                        Act - ____________
                                                                (State)
TEN COM - as tenants in common      UNIF TRANS MIN ACT     Custodian
                                                     -------       --------
TEN ENT - as tenants by the entireties               (Cust)        (Minor)
JT TEN - as joint tenants with right of     Under Uniform Transfers to Minors
survivorship and not as tenants                        Act - ____________
in common                                                       (State)

     Additional abbreviations may also be used thoughnot in the above list.

For Value Received,            hereby sell, assign and transfer unto
                   ------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
------------------------------
------------------------------


------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

------------------------------

------------------------------Shares

of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

------------------------------Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.


Dated --------------------



                                           ------------------------------------
                                           NOTICE:   THE   SIGNATURE   TO  THIS
                                           ASSIGNMENT  MUST  CORRESPOND  WITH
                                           THE  NAME AS  WRITTEN  UPON  THE FACE
                                           OF THE CERTIFICATE IN EVERY
                                           PARTICULAR, WITHOUT ALTERATION OR
                                           ENLARGEMENT OR ANY CHANGE WHATEVER.